Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form SB-2 of our report dated September 22, 2006 on the consolidated financial statements of Centerstaging Corp. (formerly known as Knight Fuller, Inc.) for the years ended June 30, 2006 and 2005.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

/s/ Stonefield Josephson, Inc.
Los Angeles, California
May 21, 2007